Exhibit 10.1

SEVENTH AMENDMENT
TO
TURN KEY DATACENTER LEASE

THIS SEVENTH AMENDMENT TO TURN KEY DATACENTER LEASE (this “Amendment”) is made and entered into as of the latest date of execution as shown on the signature page hereof (the “7A Effective Date”), by and between GIP WAKEFIELD, LLC, a Delaware limited liability company (“Landlord”), and CARBONITE, INC., a Delaware corporation (“Tenant”).

LANDLORD:    GIP Wakefield, LLC, a Delaware limited liability company

TENANT:    Carbonite, Inc., a Delaware corporation

EXISTING	Original Premises: Approximately 3,100 square feet of area on the first floor of

PREMISES:	the Building (Suite 140), caged as shown on Exhibit “A” attached to the Original TKD Lease. The Original Premises are used for datacenter purposes and were leased pursuant to the Original TKD Lease.

Additional Premises:    i) Approximately 1,094 square feet of area on the first (1st) floor of the Building (Suite 140), as shown on Exhibit “A”, Second Amendment, dated March 31, 2012 (the “2A Expansion Premises”); ii) approximately 855 square feet of area on the first (1st) floor of the Building (Suite 140), as shown on Exhibit “A”, Fourth Amendment, dated February 14, 2013 (the “4A Expansion Premises”); iii) approximately 867 square feet of area on the first (1st) floor of the Building (Suite 140) as shown on Exhibit “A-6A-1”, Sixth Amendment, dated September 30, 2014 (the “6A Expansion Premises-A”); iv) approximately 1,923 square feet of area on the second (2nd) floor of the Building (Suite 220), as shown on Exhibit “A-6A-2”, Sixth Amendment (the “6A Expansion Premises-B”); and v) approximately 456 square feet of area on the second (2nd) floor of the Building (Suite 220), as shown on Exhibit “A-6A-2”, Sixth Amendment (the “6A Expansion Premises-C”; together with the 6A Expansion Premises-A and the 6A Expansion Premises-B, collectively, the “6A Expansion Premises”). The Additional Premises are used for datacenter purposes and were leased pursuant to the Second Amendment, the Fourth Amendment and the Sixth Amendment.

Original OS
Tenant Space:    Approximately 420 rentable square feet in Suite 141 as depicted on the diagram of the OS Tenant Space contained on Exhibit “A”, attached to the Office Space Rider. The Original OS Tenant Space is used for office purposes and was leased pursuant to the Office Space Rider.

Relocation
Additional OS
Tenant Space:    Approximately 1,075 square feet on the second (2nd)
floor of the Building, as shown on Exhibit “A”,
Fifth Amendment dated February 6, 2014.

POP Tenant
Space:    POP Premises: One (1) one-quarter rack in the POP Room,
as set forth on Exhibit “A” attached to the POP Room Rider.

POP Pathway: As shown on Exhibit “C” to the Original TKD Lease.

Storage Space:    Approximately 950 square feet of area on the first (1st) floor of the Building, as shown on Exhibit “A”, Third Amendment, dated June 11, 2012. The Storage Space is used for storage purposes and was leased pursuant to the Third Amendment.

LEASE DATA:	Date of
Datacenter Lease:    June 3, 2011

Date of Office
Space Rider:    June 3, 2011

Date of POP
Room Rider:    June 3, 2011

Commencement
Date of Lease:    August 1, 2011

Previous Lease
Amendments:    i) First Amendment to Datacenter Lease dated as of
September 15, 2011 (“1A”)
ii) Second Amendment to Datacenter Lease dated
March 31, 2012 (“2A”)
iii) Third Amendment to Datacenter Lease dated
June 11, 2012 (“3A”)
iv) Fourth Amendment to Datacenter Lease dated
February 14, 2013 (“4A”)
v) Fifth Amendment to Datacenter Lease dated
February 6, 2014 (“5A”)
vi) Sixth Amendment to Turn Key Datacenter Lease dated September 30, 2014 (“6A”)

Termination
Date:    September 30, 2015 (co-terminus with the term of the Lease with respect to the Existing Premises)

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Turn Key Datacenter Lease having an effective date of June 3, 2011 (the “Original TKD Lease”) covering approximately 3,100 square feet (the “Original Premises”) in the Datacenter in that certain building located at 200 Quannapowitt Parkway, Wakefield, Massachusetts (the “Building”); The Original TKD Lease, the Office Space Rider, the POP Room Rider, 1A, 2A, 3A, 4A, 5A and 6A, shall be referred to herein, collectively, as the “Lease”);

WHEREAS, each capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment; and

WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of the covenants set forth herein and other good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1.    Premises.

A.    Currently, the Premises consists of the Original Premises, the 2A Expansion Premises, the 4A Expansion Premises and the 6A Expansion Premises. Landlord and Tenant desire to account for Tenant’s surrender of the 6A Expansion Premises-B and the 6A Expansion Premises-C, from and after September 30, 2015 (the “7A Target Surrender Date”). Accordingly, Tenant agrees to surrender the 6A Expansion Premises-B and the 6A Expansion Premises-C on or before the 7A Target Surrender Date, in accordance with the terms of this Amendment and the Lease, including, but not limited to, Article 13 of the Lease, as though the 7A Target Surrender Date were the original expiration date of the Lease as to the 6A Expansion Premises-B and the 6A Expansion Premises-C. The foregoing notwithstanding, the actual date of such surrender is referred to as the “Actual 7A Surrender Date”. Should Tenant not surrender each of the 6A Expansion Premises-B and the 6A Expansion Premises-C in accordance with the terms of the Lease and this Amendment on or before the 7A Target Surrender Date, and notwithstanding anything to the contrary in the Lease, Tenant shall be deemed to be occupying the entire Premises as a tenant-at-sufferance, and shall be subject to the terms and conditions of Section 13.3 of the Lease.

B.    Accordingly, effective as of, and from and after the later to occur of the 7A Target Surrender Date and the Actual 7A Surrender Date, all references in the Lease to the “Premises” are hereby deemed to mean and refer to the following:

Premises:
Approximately 3,100 square feet of area (the “Original Premises”) in the Datacenter, caged as set forth on Exhibit “A” attached to the Original TKD Lease;

Approximately 1,094 square feet of area (the “2A Expansion Premises”) in the Datacenter, caged as set forth on Exhibit “A” attached to 2A;

Approximately 855 square feet of area (the “4A Expansion Premises”) in the Datacenter, caged as set forth on Exhibit “A” attached to 4A;

Approximately 867 square feet of area (the “6A Expansion Premises-A”) in the Datacenter, caged as set forth on Exhibit “A-6A-1”; the 6A Expansion Premises-A together with the Original Premises, the 2A Expansion Premises and the 4A Expansion Premises, shall be referred to collectively, as the “Suite 140 Premises” or the “Premises”;

2.    Term.

A.    7A Extension Term. Currently, the Term of the Lease is scheduled to expire on the 7A Target Surrender Date. Effective as of the 7A Effective Date, the Term of the Lease is hereby extended, with respect to the Original Premises, the 2A Expansion Premises, the 4A Expansion Premises and the 6A Expansion Premises-A only, for a period of twelve (12) calendar months (the “7A Extension Term”), so as to expire on September 30, 2016.

B.    Deleted Lease Provisions. Landlord and Tenant acknowledge and agree that, effective as of the 7A Effective Date, Tenant shall no longer have the right to extend the Term of the Lease with respect to any premises demised thereunder. Accordingly, effective as of, and from and after, 7A Effective Date, Item 6 of the Basic Lease Information of the Original TKD Lease, Section 2.3 of the Original TKD Lease, Section 3 of 3A and Section 3 of 6A are hereby deleted in their entirety and of no further force and/or effect.

3.    Base Rent. Notwithstanding anything in the Lease to the contrary, Tenant hereby agrees to pay to Landlord the following amounts as Base Rent, OS Base Rent and POP Base Rent, as applicable, during the 7A Extension Term:

Period	Monthly Base Rent - Original Premises, 2A Expansion Premises, 4A Expansion Premises, and 6A Expansion Premises-A	Monthly OS Base Rent - Original OS Tenant Space	Monthly OS Base Rent - Relocation Additional OS Tenant Space	Monthly POP Base Rent	Monthly Base Rent - Storage Space	Total Monthly Base Rent
10/1/15 - 9/30/16	$128,857.05	$100.00	$2,306.76	$0.00	$950.00	$132,213.81

4.    Exterior Garage Signage. Landlord and Tenant hereby acknowledge and agree that effective as of the 7A Target Surrender Date, and notwithstanding anything to the contrary in the Lease, (a) Tenant’s rights with respect to displaying the Exterior Garage Signage on the Garage are hereby terminated and of no further force and/or effect, and (b) Tenant shall have no right and/or obligation to remove the Exterior Garage Signage.

5.    Estoppel. Tenant hereby (a) confirms and ratifies the Lease, as amended hereby, (b) acknowledges that, to the best of Tenant’s actual knowledge, Landlord is not in default under the Lease as of the date this Amendment is executed by Tenant, and (c) confirms that, to the best of Tenant’s actual knowledge, as of the date this Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Tenant Space and/or under the Lease that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

6.    Commissions. Landlord and Tenant represent to the other that it has dealt with no broker, agent, referring party or other person in connection with this Amendment, other than Paul Adams on behalf of Tenant, and that no other broker, agent, referring party or other person brought about this Amendment. Landlord and Tenant shall indemnify and hold the other harmless from and against any and all claims, losses, costs or expenses (including reasonable attorneys’ fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to the transaction contemplated by this Amendment. The provisions of this paragraph shall survive the expiration of the Term of the Lease or any renewal or extension thereof.

7.    Confidentiality. Each party agrees that (a) the terms and provisions of this Amendment are confidential and constitute proprietary information of the parties; and (b) as such, the terms and provisions of this Amendment are, and shall be, subject to the terms of Section 17.19 of the Original TKD Lease.

8.    Miscellaneous.

A.    In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern. In that connection, the Lease is hereby amended as and where necessary to give effect to the express terms of this Amendment.

B.    Except as amended by this Amendment, the terms of the Lease are hereby ratified by Landlord and Tenant, and shall remain in full force and effect.

C.    This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

D.    This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 7A Effective Date.

LANDLORD:

GIP WAKEFIELD, LLC,
a Delaware limited liability company

By:    GIP Wakefield Holding Company, LLC,
its manager

By:    Digital Realty Trust, L. P.,
its manager

By:    Digital Realty Trust, Inc.,
its general partner

By:    /s/ Jeff Tapley
Name:    Jeff Tapley
Title:    Vice President

Date:     September 30, 2015

TENANT:

CARBONITE, INC.,
a Delaware corporation

By:    /s/ Anthony Folger
Name:    Anthony Folger
Title:    Chief Financial Officer

Date:     September 29, 2015